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                                     AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                                               ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY  VARIABLE  PORTFOLIOS,  INC., a Maryland  corporation  whose principal  Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby  certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:  The  Corporation is registered as an open-end  company under the  Investment  Company Act of 1940.

         SECOND:  Pursuant to authority  expressly  vested in the Board of Directors by Article  FIFTH and
Article  SEVENTH of the  Articles of  Incorporation  of the  Corporation,  the Board of  Directors  of the
Corporation  has (i)  eliminated  VP Equity Index Fund and (ii)  increased in some cases and  decreased in some cases the number of shares of capital stock of certain series that the  Corporation  has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

         THIRD:  Immediately  prior to the  Reallocation  the Corporation had the authority to issue Three
Billion  (3,000,000,000)  shares of capital stock.  Following the  Reallocation,  the  Corporation has the
authority to issue Three Billion (3,000,000,000) shares of capital stock.

         FOURTH:  The par value of shares of the  Corporation's  capital  stock  before  the  Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

         FIFTH:  Immediately  prior to the  Reallocation,  the  aggregate par value of all shares of stock that the  Corporation  was  authorized to issue was Thirty  Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the  aggregate  par value of all  shares of stock  that the  Corporation  is authorized to issue is Thirty Million Dollars ($30,000,000).

         SIXTH:  Immediately  prior  to  the  Reallocation,  the  twelve  (12)  Series  of  stock  of  the
Corporation and the number of shares and aggregate par value of each was as follows:

         Series                                      Number of Shares            Aggregate Par Value

VP Value Fund                                                  850,000,000                      $8,500,000
VP International Fund                                          450,000,000                      $4,500,000
VP Capital Appreciation Fund                                   100,000,000                      $1,000,000
VP Balanced Fund                                               100,000,000                      $1,000,000
VP Income & Growth Fund                                        400,000,000                      $4,000,000
VP Equity Index Fund                                           100,000,000                      $1,000,000
VP Growth Fund                                                 100,000,000                      $1,000,000
VP Ultra Fund                                                  200,000,000                      $2,000,000
VP Vista Fund                                                  100,000,000                      $1,000,000
VP Global Growth Fund                                          100,000,000                      $1,000,000
VP Mid Cap Value Fund                                          200,000,000                      $2,000,000
VP Large Company Value Fund                                    300,000,000                      $3,000,000

         SEVENTH:  Immediately  prior to the  Reallocation,  the number of shares and  aggregate par value of each allocated among the Classes of shares is as follows:


                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

VP Value Fund                                         I                         650,000,000            $6,500,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP International Fund                                 I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000
                                                      IV                         50,000,000               500,000

VP Capital Appreciation Fund                          I                         100,000,000             1,000,000

VP Balanced Fund                                      I                         100,000,000             1,000,000

VP Income & Growth Fund                               I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Equity Index Fund                                  I                         100,000,000             1,000,000

VP Growth Fund                                        I                         100,000,000             1,000,000

VP Ultra Fund                                         I                         100,000,000             1,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Vista Fund                                         I                          50,000,000               500,000
                                                      II                         50,000,000               500,000

VP Global Growth Fund                                 I                         100,000,000             1,000,000

VP Mid Cap Value Fund                                 I                         100,000,000             1,000,000
                                                      II                        100,000,000             1,000,000

VP Large Company Value Fund                           I                         200,000,000             2,000,000
                                                      II                        100,000,000             1,000,000

         EIGHTH:  Pursuant to authority  expressly  vested in the Board of Directors by Article  FIFTH and
Article  SEVENTH of the  Articles of  Incorporation  of the  Corporation,  the Board of  Directors  of the
Corporation  has allocated  Three  Billion  (3,000,000,000)  shares of the Three  Billion  (3,000,000,000)
shares of  authorized  capital stock of the  Corporation.  As a result of the action taken by the Board of
Directors  referenced in Article SECOND of these Articles  Supplementary,  the eleven (11) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                                      Number of Shares            Aggregate Par Value

VP Value Fund                                                  900,000,000                      $9,000,000
VP International Fund                                          450,000,000                      $4,500,000
VP Capital Appreciation Fund                                   100,000,000                      $1,000,000
VP Balanced Fund                                               100,000,000                      $1,000,000
VP Income & Growth Fund                                        400,000,000                      $4,000,000
VP Growth Fund                                                 100,000,000                      $1,000,000
VP Ultra Fund                                                  300,000,000                      $3,000,000
VP Vista Fund                                                  100,000,000                      $1,000,000
VP Global Growth Fund                                          100,000,000                      $1,000,000
VP Mid Cap Value Fund                                          200,000,000                      $2,000,000
VP Large Company Value Fund                                    250,000,000                      $2,500,000

         NINTH:  Pursuant to authority  expressly  vested in the Board of  Directors by Article  FIFTH and
Article SEVENTH of the Articles of  Incorporation,  the Board of Directors of the Corporation (a) has duly established  classes of shares (each  hereinafter  referred to as a "Class") for the Series of the capital stock of the  Corporation  and (b) has  allocated the shares  designated  to the Series in Article  EIGHTH above  among the  Classes  of  shares.  As a result of the  action  taken by the Board of  Directors,  the
Classes  of shares of the  eleven  (11)  Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:



                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

VP Value Fund                                         I                         650,000,000            $6,500,000
                                                      II                        200,000,000             2,000,000
                                                      III                        50,000,000               500,000

VP International Fund                                 I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000
                                                      IV                         50,000,000               500,000

VP Capital Appreciation Fund                          I                         100,000,000             1,000,000

VP Balanced Fund                                      I                         100,000,000             1,000,000



                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value


VP Income & Growth Fund                               I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Growth Fund                                        I                         100,000,000             1,000,000

VP Ultra Fund                                         I                         100,000,000             1,000,000
                                                      II                        150,000,000             1,500,000
                                                      III                        50,000,000               500,000

VP Vista Fund                                         I                          50,000,000               500,000
                                                      II                         50,000,000               500,000

VP Global Growth Fund                                 I                         100,000,000             1,000,000

VP Mid Cap Value Fund                                 I                         100,000,000             1,000,000
                                                      II                        100,000,000             1,000,000

VP Large Company Value Fund                           I                         150,000,000             1,500,000
                                                      II                        100,000,000             1,000,000


         TENTH:  Except as otherwise provided by the express  provisions of these Articles  Supplementary, nothing herein shall limit, by inference or otherwise,  the discretionary  right of the Board of Directors to  serialize,  classify  or  reclassify  and issue  any  unissued  shares  of any  Series or Class or any unissued  shares  that  have not been  allocated  to a Series  or  Class,  and to fix or alter  all  terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         ELEVENTH:  A  description  of the  series  and  classes of  shares,  including  the  preferences, conversion and other rights,  voting powers,  restrictions,  limitations as to dividends,  qualifications, and terms and conditions for redemption is set forth in the Articles of  Incorporation  of the Corporation and is not  changed  by  these  Articles  Supplementary,  except  with  respect  to  the  creation  and/or designation of the various Series.

         TWELFTH:  The Board of  Directors  of the  Corporation  duly adopted  resolutions  dividing  into
Series and Classes the authorized  capital stock of the Corporation  and allocating  shares to each as set forth in these Articles Supplementary.




         IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 12th day of
September, 2006.

                                                     AMERICAN CENTURY
ATTEST:                                     VARIABLE PORTFOLIOS, INC.



/s/ Otis H. Cowan                           /s/ David H. Reinmiller_
Name:  Otis H. Cowan                               Name:   David H. Reinmiller
Title:   Assistant Secretary                               Title:      Vice President


         THE UNDERSIGNED  Vice President of AMERICAN CENTURY  VARIABLE  PORTFOLIOS,  INC., who executed on behalf  of  said  Corporation  the  foregoing  Articles  Supplementary  to  the  Charter,  of  which  this certificate is made a part, hereby  acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing Articles  Supplementary to the Charter to be the corporate act of said Corporation,  and further certifies  that, to the best of his  knowledge,  information  and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all  material  respects  under the  penalties of perjury.



Dated:  September 12, 2006                              /s/ David H. Reinmiller_
                                                             David H. Reinmiller, Vice President
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